Exhibit 99.1

Incyte Reports 2019 Third Quarter Financial Results
and Provides Updates on Key Clinical Programs

-	Total product and royalty revenues of $534 million (+24% vs. Q3 2018) and Jakafi® (ruxolitinib) revenues of $433 million (+25% vs. Q3 2018) for the quarter ended September 30, 2019; raising full year 2019 Jakafi revenue guidance to a new range of $1.65-1.68 billion

-	Multiple positive developments within late-stage clinical portfolio, including New Drug Application (NDA) submission for pemigatinib, successful outcome of ruxolitinib REACH2 trial and updated data from ruxolitinib cream showing continued improvement in repigmentation of vitiligo lesions

Conference Call and Webcast Scheduled Today at 8:00 a.m. EDT

WILMINGTON, Del. – October 29, 2019 – Incyte Corporation (Nasdaq:INCY) today reports 2019 third quarter financial results and provides a status update on the Company’s development portfolio.

“Revenue growth continues to be very strong, driven by robust demand for Jakafi (ruxolitinib) in all three approved indications and, as a result, we are raising guidance for full year Jakafi net sales,” stated Hervé Hoppenot, Chief Executive Officer, Incyte. “At the beginning of 2019, we laid out an ambitious set of development goals for our late-stage portfolio, and in the third quarter we have continued to execute against them. The recent clinical success in the REACH2 trial of ruxolitinib in steroid-refractory acute GVHD; the updated data from pemigatinib in cholangiocarcinoma and subsequent NDA submission; and the recently-presented 52-week data from the randomized Phase 2 trial of ruxolitinib cream in vitiligo are all illustrative of the significant progress we have made this year.”

Portfolio Update

Oncology – key highlights

The positive result of REACH2, the Phase 3 study evaluating ruxolitinib in patients with steroid-refractory acute graft-versus-host disease (GVHD), was announced in October. The study met its primary endpoint of superior overall response rate (ORR) at Day 28 with ruxolitinib treatment compared to best available therapy. No new safety signals were observed, and the ruxolitinib safety profile in REACH2 was consistent with that seen in previously reported studies in steroid-refractory acute GVHD.

A recent interim efficacy and safety analysis conducted by an Independent Data Monitoring Committee (IDMC) recommended that the Phase 3 REACH3 trial of ruxolitinib in patients with steroid-refractory chronic GVHD should continue without modification. The result of REACH3 is expected in 2020.

The top-line result from GRAVITAS-301, the Phase 3 trial of itacitinib as a treatment for patients with newly diagnosed acute GVHD, is expected to be available at the end of 2019. GRAVITAS-309, a Phase 3 trial of itacitinib as a treatment for patients with newly diagnosed chronic GVHD, was initiated in January of this year with results expected in 2021.

The NDA seeking approval for pemigatinib as a second-line treatment for cholangiocarcinoma patients with FGFR2 fusions or rearrangements was submitted to the U.S. Food and Drug Administration (FDA) under Breakthrough Therapy designation. Data from FIGHT-202, which supported the NDA, were presented at the recent European Society for Medical Oncology (ESMO) Congress.

Enrollment in the continuous dosing cohort of FIGHT-201, the Phase 2 trial of pemigatinib in patients with bladder cancer, is expected to complete by the end of 2019 and FIGHT-207, a Phase 2 solid tumor-agnostic trial evaluating pemigatinib in patients with driver-activations of FGF/FGFR, has been initiated.

Indication and status
Ruxolitinib (JAK1/JAK2)

Steroid-refractory acute GVHD: Phase 3 (REACH2) met primary endpoint[1]

Steroid-refractory chronic GVHD: Phase 3 (REACH3)[1]

Essential thrombocythemia: Phase 2 (RESET)

Refractory myelofibrosis: Phase 2 with PI3Kδ, PIM or JAK1 inhibition

Itacitinib (JAK1)	Treatment-naïve acute GVHD: Phase 3 (GRAVITAS-301) Treatment-naïve chronic GVHD: Phase 3 (GRAVITAS-309)
Pemigatinib (FGFR1/2/3)	Cholangiocarcinoma: Phase 2 (FIGHT-202), Phase 3 (FIGHT-302) Bladder cancer: Phase 2 (FIGHT-201) 8p11 MPN: Phase 2 (FIGHT-203) Tumor agnostic: Phase 2 (FIGHT-207)
Parsaclisib (PI3Kδ)	Follicular lymphoma: Phase 2 (CITADEL-203) Marginal zone lymphoma: Phase 2 (CITADEL-204) Mantle cell lymphoma: Phase 2 (CITADEL-205)
INCMGA0012 (PD-1)[1]	MSI-high endometrial cancer: Phase 2 (POD1UM-101) Merkel cell carcinoma: Phase 2 (POD1UM-201) Anal cancer: Phase 2 (POD1UM-202)

Notes:

(1)	Clinical development of ruxolitinib in GVHD, including REACH2 and REACH3, conducted in collaboration with Novartis
(2)	INCMGA0012 licensed from MacroGenics

Inflammation and autoimmunity (IAI) – key highlights

Evidence of continued improvement with longer-term treatment was shown in the 52-week data from the randomized Phase 2 trial of ruxolitinib cream in patients with vitiligo, which were recently presented at the European Academy of Dermatology and Venereology (EADV) Congress. The Phase 3 TRuE-V development program of ruxolitinib cream in patients with vitiligo was initiated in September, with initial results expected in 2021.

The Phase 3 TRuE-AD development program of ruxolitinib cream in patients with atopic dermatitis is ongoing, with initial results expected in the first half of 2020.

Indication and status
Ruxolitinib cream (JAK1/JAK2)	Atopic dermatitis: Phase 3 (TRuE-AD) Vitiligo: Phase 3 (TRuE-V)
INCB54707 (JAK1)	Hidradenitis suppurativa: Phase 2
Itacitinib (JAK1)	Ulcerative colitis: Phase 2
Parsaclisib (PI3Kδ)	Autoimmune hemolytic anemia: Phase 2 Sjögren's syndrome: Phase 2

Discovery and early development – key highlights

Incyte’s portfolio of earlier-stage clinical candidates is detailed below.

Modality	Candidates
Small molecules	INCB01158 (ARG)[1], INCB81776 (AXL/MER), INCB62079 (FGFR4), epacadostat (IDO1), INCB59872 (LSD1), INCB53914 (PIM), INCB86550 (PD-L1)
Monoclonal antibodies[2]	INCAGN1876 (GITR), INCAGN2385 (LAG-3), INCAGN1949 (OX40), INCAGN2390 (TIM-3)
Bispecific antibodies	MCLA-145 (PD-L1xCD137)[3]

Notes:

(1)	INCB01158 development in collaboration with Calithera
(2)	Discovery collaboration with Agenus
(3)	MCLA-145 development in collaboration with Merus

Partnered – key highlights

The status of Incyte’s partnered compounds is detailed below.

Indication and status
Baricitinib (JAK1/JAK2)[1]	Atopic dermatitis: Phase 3 (BREEZE-AD) Systemic lupus erythematosus: Phase 3 Severe alopecia areata: Phase 3
Capmatinib (MET)[2]	NSCLC (with MET exon 14 skipping mutations): NDA expected in Q4 2019 (by Novartis)

Notes:

(1)	Worldwide rights to baricitinib licensed to Lilly: approved as Olumiant in multiple territories globally for certain patients with moderate to severe rheumatoid arthritis
(2)	Worldwide rights to capmatinib licensed to Novartis

2019 Third-Quarter and Year-to-Date Financial Results

The financial measures presented in this press release for the three and nine months ended September 30, 2019 and 2018 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), unless otherwise identified as a Non-GAAP financial measure. Management believes that Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP disclosures. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for expenses in order to reflect the Company’s core operations. The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.

Beginning in the first quarter of 2019, after reviewing our Reconciliation of GAAP Net Income to Selected Non-GAAP Adjusted Information with the U.S. Securities & Exchange Commission, we no longer adjust for upfront consideration and milestones that are part of collaboration agreements with new or existing partners. This revised methodology is reflected in this press release for the three and nine months ended September 30, 2019 and 2018.

Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

The Company’s 2019 financial guidance related to research and development and selling, general and administrative expenses does not include estimates associated with any potential future strategic transactions.

Revenues For the quarter ended September 30, 2019, net product revenues of Jakafi were $433 million as compared to $348 million for the same period in 2018, representing 25 percent growth. For the nine months ended September 30, 2019, net product revenues of Jakafi were $1.2 billion as compared to $1.0 billion for the same period in 2018, representing 21 percent growth. For the quarter ended September 30, 2019, net product revenues of Iclusig® (ponatinib) were $21 million as compared to $20 million for the same period in 2018. For the nine months ended September 30, 2019, net product revenues of Iclusig were $66 million as compared to $61 million for the same period in 2018.

For the quarter and nine months ended September 30, 2019, product royalties from sales of Jakavi® (ruxolitinib), which has been out-licensed to Novartis outside of the United States, were $58 million and $161 million, respectively, as compared to $51 million and $139 million, respectively, for the same periods in 2018. For the quarter and nine months ended September 30, 2019, product royalties from sales of Olumiant® (baricitinib), which has been out-licensed to Lilly globally, were $22 million and $57 million, respectively, as compared to $11 million and $26 million, respectively, for the same periods in 2018.

For the quarter and nine months ended September 30, 2019, milestone and contract revenues earned from our collaborative partners were $18 million and $78 million, respectively, as compared to $20 million and $120 million, respectively, for the same periods in 2018.

For the quarter and nine months ended September 30, 2019, total revenues were $552 million and $1.6 billion, respectively, as compared to $450 million and $1.4 billion, respectively, for the same periods in 2018.

Year Over Year Revenue Growth

(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2019	2018	Change	2019	2018	Change
Revenues:
Jakafi net product revenue	$433,387	$347,567	25%	$1,218,504	$1,006,911	21%
Iclusig net product revenue	20,611	20,148	2%	65,640	60,833	8%
Jakavi product royalty revenues	58,440	50,923	15%	160,906	139,361	15%
Olumiant product royalty revenues	21,643	11,000	97%	56,820	26,231	117%
Product and royalty revenues	534,081	429,638	24%	1,501,870	1,233,336	22%
Milestone and contract revenues	17,500	20,000		77,500	120,000
Other revenues	-	45		-	145
Total GAAP revenues	$551,581	$449,683	23%	$1,579,370	$1,353,481	17%

Cost of product revenues GAAP cost of product revenues for the quarter and nine months ended September 30, 2019 was $30 million and $82 million, respectively, as compared to $25 million and $68 million, respectively, for the same periods in 2018. Non-GAAP cost of product revenues for the quarter and nine months ended September 30, 2019 was $24 million and $65 million, respectively, as compared to $19 million and $52 million, respectively, for the same periods in 2018. Non-GAAP cost of product revenues excludes the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc. and the cost of stock-based compensation.

Research and development expenses GAAP research and development expenses for the quarter and nine months ended September 30, 2019 were $281 million and $841 million, respectively, as compared to $293 million and $894 million, respectively, for the same periods in 2018. The decrease in GAAP research and development expenses over the prior year quarter and prior year nine month period was driven primarily by our decision to no longer co-fund the development of baricitinib with Lilly and lower costs related to the epacadostat program, partially offset by costs to advance our other internal development programs.

Non-GAAP research and development expenses for the quarter and nine months ended September 30, 2019 were $251 million and $756 million, respectively, including upfront and milestone expenses related to collaborative agreements of $0 million and $25 million, respectively. Non-GAAP research and development expenses for the quarter and nine months ended September 30, 2018 were $266 million and $818 million, respectively, including upfront and milestone expenses related to collaborative agreements of $15 million and $47 million, respectively. Non-GAAP research and development expenses exclude the cost of stock-based compensation.

Selling, general and administrative expenses GAAP selling, general and administrative expenses for the quarter and nine months ended September 30, 2019 were $103 million and $333 million, respectively, as compared to $97 million and $326 million, respectively, for the same periods in 2018.

Non-GAAP selling, general and administrative expenses for the quarter and nine months ended September 30, 2019 were $90 million and $294 million, respectively, as compared to $85 million and $291 million, respectively, for the same periods in 2018. Non-GAAP selling, general and administrative expenses exclude the cost of stock-based compensation.

Change in fair value of acquisition-related contingent consideration GAAP change in fair value of acquisition-related contingent consideration for the quarter and nine months ended September 30, 2019 and was $3 million and $17 million, respectively, as compared to $5 million and $19 million, respectively, for the same periods in 2018.

Unrealized gain (loss) on long term investments GAAP unrealized gain on long term investments for the quarter and nine months ended September 30, 2019 was $2 million and $19 million, respectively. GAAP unrealized loss on long term investments for the quarter and nine months ended September 30, 2018 was $10 million and $22 million, respectively. The unrealized gain (loss) on long term investments represents the fair market value adjustments of the Company’s investments in Agenus, Calithera, Merus and Syros.

Net income GAAP net income for the quarter ended September 30, 2019 was $128 million, or $0.60 per basic and $0.59 per diluted share, as compared to net income of $29 million, or $0.14 per basic and diluted share for the same period in 2018. GAAP net income for the nine months ended September 30, 2019 was $336 million, or $1.57 per basic and $1.55 per diluted share, as compared to net income of $40 million, or $0.19 per basic and diluted share for the same period in 2018.

Non-GAAP net income for the quarter ended September 30, 2019 was $179 million, or $0.83 per basic and $0.82 per diluted share, as compared to Non-GAAP net income of $87 million, or $0.41 per basic and diluted share for the same period in 2018. Non-GAAP net income for the nine months ended September 30, 2019 was $476 million, or $2.22 per basic and $2.19 per diluted share, as compared to Non-GAAP net income of $208 million, or $0.98 per basic and $0.97 per diluted share for the same period in 2018.

Cash, cash equivalents and marketable securities position As of September 30, 2019 and December 31, 2018, cash, cash equivalents and marketable securities totaled $2.0 billion and $1.4 billion, respectively.

2019 Financial Guidance

The Company has updated its full year 2019 financial guidance, as detailed below.

	Current	Previous
Jakafi net product revenues	$1,650 - $1,680 million	$1,610 - $1,650 million
Iclusig net product revenues	$90 - $100 million	Unchanged

GAAP Cost of product revenues	$112 - $117 million	Unchanged
Non-GAAP Cost of product revenues[1]	$90 - $95 million	Unchanged

GAAP Research and development expenses	$1,145 - $1,195 million	Unchanged
Non-GAAP Research and development expenses[2]	$1,020 - $1,070 million	Unchanged

GAAP Selling, general and administrative expenses	$471 - $521 million	Unchanged
Non-GAAP Selling, general and administrative expenses[2]	$420 - $470 million	Unchanged

GAAP Change in fair value of acquisition-related contingent consideration	$30 million	Unchanged
Non-GAAP Change in fair value of acquisition-related contingent consideration[3]	$0 million	Unchanged

(1)	Adjusted to exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc. and the estimated cost of stock-based compensation.
(2)	Adjusted to exclude the estimated cost of stock-based compensation.
(3)	Adjusted to exclude the change in fair value of estimated future royalties relating to sales of Iclusig in the licensed territory relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Future Non-GAAP financial measures may also exclude impairment of goodwill or other assets, changes in the fair value of equity investments in our collaboration partners, non-cash interest expense related to the amortization of the initial discount on our 2020 Senior Notes and the impact on our tax provision of discrete changes in our valuation allowance position on deferred tax assets.

Conference Call and Webcast Information

Incyte will hold a conference call and webcast this morning at 8:00 a.m. EDT. To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13695247.

If you are unable to participate, a replay of the conference call will be available for 30 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13695247.

The conference call will also be webcast live and can be accessed at www.incyte.com in the Investors section under “Events and Presentations”.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics. For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Jakafi® (ruxolitinib)

Jakafi is a first-in-class JAK1/JAK2 inhibitor approved by the U.S. FDA for treatment of steroid-refractory acute GVHD in adult and pediatric patients 12 years and older.

Jakafi is also indicated for treatment of polycythemia vera (PV) in adults who have had an inadequate response to or are intolerant of hydroxyurea as well as adults with intermediate or high-risk myelofibrosis (MF), including primary MF, post-polycythemia vera MF and post-essential thrombocythemia MF.

Jakafi is marketed by Incyte in the United States and by Novartis as Jakavi® (ruxolitinib) outside the United States. Jakafi is a registered trademark of Incyte Corporation. Jakavi is a registered trademark of Novartis AG in countries outside the United States.

About Iclusig® (ponatinib) tablets

Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from ARIAD Pharmaceuticals, Inc., since acquired by Takeda Pharmaceutical Company Limited, to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: the revision to the Company’s 2019 Jakafi revenue guidance range; the expected timing of results of the trials evaluating ruxolitinib and itacitinib in GVHD; the expected date of completion of enrollment in the Phase 2 trial of pemigatinib in patients with bladder cancer; expectations of the Company’s collaboration partner for the submission of an NDA for capmatinib; the expected timing of the receipt of data from the Phase 3 trials of ruxolitinib cream in vitiligo and atopic dermatitis; and the Company’s updated financial guidance for 2019 and the expectations underlying such guidance.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA; the Company's dependence on its relationships with and changes in the plans of its collaboration partners; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; unexpected variations in the demand for the Company’s products; sales, marketing, manufacturing and distribution requirements; greater than expected expenses, including expenses relating to litigation or strategic activities; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended June 30, 2019. The Company disclaims any intent or obligation to update these forward-looking statements.

###

Contacts

Media		Investors
Catalina Loveman	+1 302 498 6171	Michael Booth, DPhil	+1 302 498 5914
	cloveman@incyte.com		mbooth@incyte.com

INCYTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	GAAP		GAAP
Revenues:
Product revenues, net	$453,998	$367,715	$1,284,144	$1,067,744
Product royalty revenues	80,083	61,923	217,726	165,592
Milestone and contract revenues	17,500	20,000	77,500	120,000
Other revenues	-	45	-	145
Total revenues	551,581	449,683	1,579,370	1,353,481

Costs and expenses:
Cost of product revenues (including definite-lived intangible amortization)	30,040	24,795	82,034	67,757
Research and development	281,336	292,527	841,244	893,719
Selling, general and administrative	102,608	96,522	332,534	326,049
Change in fair value of acquisition-related contingent consideration	3,281	4,720	16,560	18,708
Total costs and expenses	417,265	418,564	1,272,372	1,306,233

Income from operations	134,316	31,119	306,998	47,248
Other income (expense), net	11,961	10,211	36,334	20,481
Interest expense	(597)	(405)	(1,248)	(1,188)
Unrealized gain (loss) on long term investments	2,339	(9,949)	18,703	(21,911)
Income before provision for income taxes	148,019	30,976	360,787	44,630
Provision for income taxes	19,748	1,800	24,886	4,200
Net income	$128,271	$29,176	$335,901	$40,430

Net income per share:
Basic	$0.60	$0.14	$1.57	$0.19
Diluted	$0.59	$0.14	$1.55	$0.19

Shares used in computing net income per share:
Basic	215,199	212,627	214,628	212,172
Diluted	217,791	215,964	217,393	215,516

INCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30,	December 31,
	2019	2018
ASSETS
Cash, cash equivalents and marketable securities	$1,986,218	$1,438,323
Accounts receivable	276,116	307,598
Property and equipment, net	347,250	319,751
Finance lease right-of-use assets, net	29,690	-
Inventory	13,318	10,405
Prepaid expenses and other assets	89,519	99,529
Long term investments	117,902	99,199
Other intangible assets, net	199,212	215,364
Goodwill	155,593	155,593
Total assets	$3,214,818	$2,645,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$492,211	$415,360
Convertible senior notes	18,080	17,434
Acquisition-related contingent consideration	282,000	287,001
Stockholders’ equity	2,422,527	1,925,967
Total liabilities and stockholders’ equity	$3,214,818	$2,645,762

INCYTE CORPORATION

RECONCILIATION OF GAAP NET INCOME TO SELECTED NON-GAAP ADJUSTED INFORMATION

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

GAAP Net Income	$128,271	$29,176	$335,901	$40,430
Adjustments[1]:
Non-cash stock compensation from equity awards (R&D)[2]	30,426	26,266	85,464	75,283
Non-cash stock compensation from equity awards (SG&A)[2]	12,758	11,687	38,575	35,500
Non-cash stock compensation from equity awards (COGS)[5]	173	-	525	-
Non-cash interest expense related to convertible notes[3]	218	305	646	902
Changes in fair value of equity investments[4]	(2,339)	9,949	(18,703)	21,911
Amortization of acquired product rights[5]	5,384	5,384	16,152	16,152
Change in fair value of contingent consideration[6]	3,281	4,720	16,560	18,708
Tax effect of Non-GAAP adjustments[7]	847	(10)	910	(400)
Non-GAAP Net Income	$179,019	$87,477	$476,030	$208,486

Non-GAAP net income per share:
Basic	$0.83	$0.41	$2.22	$0.98
Diluted	$0.82	$0.41	$2.19	$0.97

Shares used in computing Non-GAAP net income per share:
Basic	215,199	212,627	214,628	212,172
Diluted	217,791	215,964	217,393	215,516

(1)	Beginning in the first quarter of 2019, after reviewing our Reconciliation of GAAP Net Income to Selected Non-GAAP Adjusted Information with the U.S. Securities & Exchange Commission, we no longer adjust for milestones received from new or existing partners and upfront consideration and milestones paid to new or existing partners, which is reflected above for the three and nine months ended September 30, 2019 and 2018. Included within the Milestone and contract revenues line item in the Consolidated Statements of Operations (in thousands) for the three and nine months ended September 30, 2019 are upfront consideration and milestones of $17,500 and $77,500, respectively, earned from our collaborative partners. Also included within the Milestone and contract revenues line item in the Consolidated Statements of Operations (in thousands) for the three and nine months ended September 30, 2018 are milestones of $20,000 and $120,000, respectively, earned from our collaborative partners. Included within the Research and development expenses line item in the Consolidated Statements of Operations (in thousands) for the nine months ended September 30, 2019 are upfront and milestone expenses of $25,000 related to our collaborative agreements. Also included within the Research and development expenses line item in the Consolidated Statements of Operations (in thousands) for the three and nine months ended September 30, 2018 are upfront and milestone expenses of $15,000 and $47,444, respectively, related to our collaborative agreements.
(2)	As included within the Research and development expenses line item in the Consolidated Statements of Operations, and within the Selling, general and administrative expenses line item in the Consolidated Statements of Operations.
(3)	As included within the Interest expense line item in the Consolidated Statements of Operations.
(4)	As included within the Unrealized gain (loss) on long term investments line item in the Consolidated Statements of Operations.
(5)	As included within the Cost of product revenues (including definite-lived intangible amortization) line item in the Consolidated Statements of Operations. Acquired product rights of licensed intellectual property for Iclusig is amortized utilizing a straight-line method over the estimated useful life of 12.5 years.
(6)	As included within the Change in fair value of acquisition-related contingent consideration line item in the Consolidated Statements of Operations.
(7)	As included within the Provision for income taxes line item in the Consolidated Statements of Operations. Income tax effects of Non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges are incurred, while taking into consideration any valuation allowances.